Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES SECOND QUARTER 2022 RESULTS AND

PROVIDES BUSINESS UPDATE

-Forte Biosciences is Developing a Novel Pipeline for the Treatment of Autoimmune Diseases-

-Leadership Strengthened with Appointments of Hubert Chen, M.D. as Chief Scientific Officer and

Stephen Doberstein, Ph.D. to the Board of Directors-

-Ended second quarter 2022 with approximately $38.5 million in cash and cash equivalents-

DALLAS, TX – AUGUST 15, 2022 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a biopharmaceutical company focused on autoimmune diseases, today announced second quarter 2022 results and provided a business update.

“Forte is excited to continue down our new path as we develop novel compounds for the treatment of autoimmune diseases, including potentially graft versus host disease (GvHD), vitiligo and alopecia areata which represent combined markets of over $6 billion.” said Paul Wagner, Ph.D., President and Chief Executive Officer of Forte Biosciences. “We expect FB-102, our lead molecule, to be in the clinic late 2023 or early 2024. We believe that our innovative approach to treating autoimmune disease has the potential to drive significant value for Forte shareholders. Beyond FB-102 we will continue to strategically evaluate opportunities to create value for shareholders.”

Second Quarter 2022 Business Highlights

In May 2022, Forte appointed Steve Doberstein, Ph.D. to its board of directors, which further strengthened Forte’s board of directors. Dr. Doberstein previously served at the Chief Research and Development Officer at Nektar Therapeutics and has led research efforts at Xencor, FivePrime, Exelixis and Xoma.

In June 2022, Forte announced that Dr. Hubert Chen, M.D., joined the company as Chief Scientific Officer and President. Dr. Chen previously served as Chief Medical Officer at Metacrine, a clinical-stage company focused on the treatment of liver and gastrointestinal diseases. Prior, he was the Chief Scientific and Medical Officer of Pfenex, vice president of clinical development at Aileron Therapeutics, vice president of translational medicine at Regulus Therapeutics, and senior director of clinical research at Amylin Pharmaceuticals.

“Forte is tremendously fortunate that Steve and Hubert have agreed to join Forte. They are both thought leaders in the industry and will add significant experience and perspective to our pre-clinical and clinical development efforts.” said Dr. Wagner.

Forte ended the second quarter of 2022 with approximately $38.5 million in cash and cash equivalents. Forte had approximately 14.8 million shares of common stock outstanding as of June 30, 2022. Subsequent to the June quarter-end, Forte issued an additional 5.6 million shares of common stock between July 1 and August 10, 2022 for gross proceeds of approximately $7.0 million under its At-the-Market (ATM) financing facility further strengthening its balance sheet.

Second Quarter 2022 Operating Results

Research and development expenses were $1.0 million and $3.5 million for the three months ended June 30, 2022 and 2021, respectively. Research and development expenses were $1.7 million and $6.8 million for the six months ended June 30, 2022 and 2021, respectively. The decreases in 2022 were primarily due to the wind down of our FB-401 program as the Company began the shift in development activities to autoimmune indications with FB-102.

General and administrative expenses were $2.0 million and $2.2 million for the three months ended June 30, 2022 and 2021, respectively. The decrease in 2022 was primarily due to a decrease in legal and professional expenses partially offset by an increase in stock-based compensation and other expenses. General and administrative expenses were $3.8 million and $3.6 million for the six months ended June 30, 2022 and 2021, respectively. The increase in 2022 was primarily due to an increase in stock-based compensation expense partially offset by a decrease in legal and professional expenses.

Net loss per share were ($0.21) and ($0.43) for the three months ended June 30, 2022 and 2021, and ($0.38) and ($0.79) for the six months ended June 30, 2022 and 2021, respectively.

Balance Sheets

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,548	$42,044
Prepaid expenses and other current assets	298	476

Total current assets	38,846	42,520

Other assets	874	786

Total assets	$39,720	$43,306

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$698	$946
Accrued liabilities	815	812

Total current liabilities	1,513	1,758
Commitments and contingencies (Note 4)
Series A Convertible Preferred Stock, $0.001 par value; 10,000,000 shares authorized and 0 shares issued and outstanding as of June 30, 2022 (unaudited) and December 31, 2021; aggregate liquidation preference of $0 as of June 30, 2022 (unaudited) and December 31, 2021	—	—
Stockholders’ equity
Common stock, $0.001 par value: 200,000,000 shares authorized as of June 30, 2022 (unaudited) and December 31, 2021; 14,761,261 and 14,754,447 shares issued and outstanding at June 30, 2022 (unaudited) and December 31, 2021, respectively	15	15
Additional paid-in capital	116,959	114,698
Accumulated deficit	(78,767)	(73,165)

Total stockholders’ equity	38,207	41,548

Total liabilities, convertible preferred stock and stockholders’ equity	$39,720	$43,306

Statements of Operations

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$1,034	$3,523	$1,727	$6,845
General and administrative	1,986	2,224	3,807	3,643

Total operating expenses	3,020	5,747	5,534	10,488

Loss from operations	(3,020)	(5,747)	(5,534)	(10,488)
Other expenses, net	(15)	(65)	(68)	(128)

Net loss	$(3,035)	$(5,812)	$(5,602)	$(10,616)

Per share information:
Net loss per share - basic and diluted	$(0.21)	$(0.43)	$(0.38)	$(0.79)
Weighted average shares outstanding, basic and diluted	14,761,261	13,603,181	14,760,538	13,429,018

Additional detail on our financial results for the second quarter of 2022 can be found in Forte’s Form 10-Q as filed with the SEC on August 15, 2022. You can also find more information in the investor relations section of our website at www.fortebiorx.com.

About Forte

Forte Biosciences, Inc. is a biopharmaceutical company focused on autoimmune diseases. Forte’s lead product, FB-102, is a proprietary molecule with potentially broad autoimmune applications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding its product candidates. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; Results from early-preclinical studies may not be predictive of results from later-stage studies or clinical trials; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as filed with the Securities and Exchange Commission on August 15, 2022 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

LifeSci Advisors

Mike Moyer, Managing Director

mmoyer@lifesciadvisors.com